EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 25, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2009 – July 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.9%	0.8%	-4.1%	-2.6%	-7.4%	-4.6%	1.3%	-4.6%	10.3%	-28.6%	-0.4	-0.6
B**	0.9%	0.7%	-4.5%	-3.2%	-8.0%	-5.2%	0.6%	-5.2%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	0.9%	0.9%	-3.0%	-0.6%	-5.4%	-2.7%	N/A	-2.7%	10.1%	-23.7%	-0.2	-0.4
Legacy 2***	0.9%	0.9%	-3.1%	-0.8%	-5.7%	-3.0%	N/A	-3.0%	10.1%	-24.4%	-0.3	-0.4
Global 1***	0.9%	0.9%	-2.8%	-0.2%	-4.7%	-3.5%	N/A	-3.5%	9.7%	-21.9%	-0.3	-0.5
Global 2***	0.9%	0.9%	-2.9%	-0.4%	-4.9%	-3.8%	N/A	-3.8%	9.7%	-22.4%	-0.4	-0.5
Global 3***	0.9%	0.8%	-3.8%	-2.0%	-6.5%	-5.5%	N/A	-5.5%	9.7%	-27.9%	-0.5	-0.7

S&P 500 Total Return Index****	0.0%	1.0%	8.2%	19.8%	17.8%	17.4%	8.3%	17.4%	13.1%	-16.3%	1.3	2.2
Barclays Capital U.S. Long Gov Index****	0.8%	1.6%	13.9%	10.1%	7.8%	7.6%	7.2%	7.6%	11.2%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	7%	Short	Heating Oil	1.7%	Short	7%	Short	Heating Oil	1.7%	Short
			Natural Gas	1.6%	Short			Natural Gas	1.6%	Short
Grains/Foods	12%	Short	Sugar	2.3%	Short	12%	Short	Sugar	2.3%	Short
			Wheat	2.2%	Short			Wheat	2.2%	Short
Metals	9%	Long	Zinc LME	1.5%	Long	9%	Long	Zinc LME	1.5%	Long
			Aluminum	1.4%	Long			Aluminum	1.4%	Long
FINANCIALS	72%					72%
Currencies	25%	Long $	Euro	3.0%	Short	25%	Long $	Euro	3.0%	Short
			British Pound	2.6%	Long			British Pound	2.6%	Long
Equities	23%	Long	S&P 500	5.0%	Long	23%	Long	S&P 500	5.0%	Long
			Nasdaq	2.3%	Long			Nasdaq	2.4%	Long
Fixed Income	24%	Long	Bunds	4.5%	Long	24%	Long	Bunds	4.5%	Long
			U.S. Treasury Bonds	2.9%	Long			U.S. Treasury Bonds	2.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets finished lower for the sixth consecutive week as mild weather in the U.S. and elevated domestic supplies created downward pressure on prices.  Crude oil markets fell following forecasts for ongoing strong supplies and on news another key Libyan port was set to reopen.

Grains/Foods
Soybean and wheat prices rallied on speculation upcoming dry weather for the Midwest will stress crops and reduce crop yields.  Coffee prices moved nearly 5% higher after the industry reported the recent droughts in Brazil have had an adverse effect on the quality of this year’s crop.  Cocoa prices also moved higher because of concerns heavy rain in West Africa will delay harvesting.

Metals
Precious metals markets fell due to strong U.S. home sales data and speculation the U.S. Federal Reserve may further scale back its stimulus initiatives.  Prices also came under pressure due to reduced demand for safe-haven assets.  Copper markets rallied nearly 2% in response to bullish data about Chinese manufacturing activities and upbeat economic indicators from the U.S.

Currencies
The euro fell to an eight-month low after German investor confidence data was weak and fueled concerns about Eurozone economic growth.  The New Zealand dollar fell over 1% versus its U.S. counterpart after the Reserve Bank of New Zealand signaled there may be further monetary intervention.  The Canadian dollar declined to a five-week low after the Bank of Canada reduced its forecast for the nation’s growth.

Equities
The Japanese Nikkei 225 Index rallied in response to upbeat earnings reports and a weaker Japanese yen.  Hong Kong’s Hang Seng Index rose over 3%, propelled higher by bullish Chinese Manufacturing Data.  Germany’s DAX index fell as weak investor sentiment data and concerns surrounding the impact of the conflict in Ukraine fostered liquidations.

Fixed Income	Investors drove U.S. Treasury and German Bund markets higher because of weakness in the North American and Eurozone equity markets and concerns the tensions in Ukraine may soon worsen.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.